EXHIBIT 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of May 3, 2004, is made by and between (1) The Sands Regent, a Nevada corporation (“Sands”), Last Chance, Inc., a Nevada corporation (“Last Chance”) and Zante, Inc., a Nevada corporation (“Zante” and, together with Last Chance and Sands, each a “Grantor” and collectively, “Grantors”), and (2) WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders referenced below (in such capacity, “Administrative Agent”).

RECITALS

A Pursuant to that certain Credit Agreement, dated as of April 2, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Grantors, the lenders from time to time party thereto (the “Lenders”) and Administrative Agent, the Lenders have agreed to extend loans and other financial accommodations to the Grantors upon the terms and subject to the conditions set forth therein.

B. The Lenders’ obligations to extend loans and other financial accommodations to the Grantors under the Credit Agreement are subject, among other conditions, to receipt by the Administrative Agent of this Security Agreement duly executed by each of the Grantors.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with Administrative Agent as follows:

SECTION 1. Definitions and Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC (as hereinafter defined) shall have the respective meanings given to those terms in the UCC. The rules of construction set forth in Article I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Security Agreement, apply to this Security Agreement and are hereby incorporated by reference. When used in this Security Agreement, the following terms shall have the following respective meanings:

“Account” means any “account,” as such term is defined in Section 9102(b) of the UCC (or any other then applicable provision of the UCC) and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to a Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by a Grantor or from any other transaction, whether or not the same involves the sale of goods or services by a Grantor (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Grantors’ rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Grantors’ rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to a Grantor under all purchase orders and contracts for the sale of goods or the performance of services or both by a Grantor (whether or not yet earned by performance on the part of a Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Account Debtor” means any “account debtor,” as such term is defined in Section 9102(c) of the UCC (or any other then applicable provision of the UCC).

“Act” means the Nevada Gaming Control Act, Chapter 463 of the Nevada Revised Statutes, as the same from time to time hereafter may be amended, modified or supplemented.

“Chattel Paper” means any “chattel paper,” as such term is defined in Section 9102(k) of the UCC (or any other then applicable provision of the UCC), including, without limitation, electronic chattel paper and tangible chattel paper.

“Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.

“Commercial Tort Claim” means any “commercial tort claim,” as such term is defined in Section 9102(m) of the UCC (or any other then applicable provision of the UCC) which is set forth on Schedule II hereto.

“Contracts” means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which a Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Deposit Account” means any “deposit account” as such term is defined in Section 9102(cc) of the UCC (or any other then applicable provision of the UCC), and should include, without limitation, any demand, time, savings passbook or like account, now or hereafter maintained by or for the benefit of a Grantor, or in which a Grantor now holds or hereafter acquires any interest, with a bank, savings and loan association, credit union or like organization (including Administrative Agent or any Lender) and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

“Documents” means any “documents,” as such term is defined in Section 9102(dd) of the UCC (or any other then applicable provision of the UCC).

“Equipment” means any “equipment,” as such term is defined in Section 9102(gg) of the UCC (or any other then applicable provision of the UCC) (including any Gaming Equipment), now or hereafter owned or acquired by a Grantor or in which a Grantor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all machinery, equipment, fixtures, furniture, furnishings, trade fixtures, vehicles, trucks, mainframe, personal and other computers, terminals and printers and related components and accessories, all copiers, telephonic, video, electronic data-processing, data storage equipment and other equipment of any nature whatsoever, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Gaming Equipment” means all equipment and supplies used in the operation of a Gaming Facility, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems and all other gaming devices (as defined in NRS 463.0155), cashless wagering systems (as defined in NRS 463.014) and associated equipment (as defined in NRS 463.0136).

“General Intangibles” means any “general intangibles,” as such term is defined in Section 9102(pp) of the UCC (or any other then applicable provision of the UCC) and, in any event, shall include, without limitation, all right, title and interest which a Grantor may now or hereafter have in or under any Contract, all customer lists, all proprietary or confidential information, inventions (whether or not patented or patentable), interests in partnerships, joint ventures and other business associations, permits, books and records, goodwill, claims in or under insurance policies, including unearned premiums, Payment Intangibles, Software, uncertificated securities, cash and other forms of money or currency, rights to receive tax refunds and other payments and rights of indemnification; provided, however, that General Intangibles shall not include any Gaming Licenses (to the extent prohibited by applicable Gaming Laws (as defined in the Credit Agreement)).

“Instruments” means any “instrument,” as such term is defined in Section 9102(uu) of the UCC (or any other then applicable provision of the UCC) including, without limitation, all notes, certificated securities and all other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Inventory” means any “inventory,” as such term is defined in Section 9102(vv) of the UCC (or any other then applicable provision of the UCC), wherever located, now or hereafter owned or acquired by a Grantor or in which a Grantor now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of a Grantor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in a Grantor’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Administrative Agent from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of a Grantor or is held by a Grantor or by others for a Grantor’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory of a Grantor which may be located on the premises of a Grantor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

“Investment Property” means any “investment property,” as such term is defined in Section 9102(ww) of the UCC (or any other then applicable provision of the UCC) and shall include, without limitation, all certificated securities, uncertificated securities, security entitlements, security accounts, commodity contracts and commodity accounts as each such term is defined in the UCC.

“Letter-of-Credit Right” means “letter-of-credit right,” as such term is defined in Section 9102(yy) of the UCC (or any other then applicable provision of the UCC).

“NRS” means Nevada Revised Statutes.

“Payment Intangible” means “payment intangible,” as such term is defined in Section 9102(iii) of the UCC (or any other then applicable provision of the UCC).

“Proceeds” means “proceeds,” as such term is defined in Section 9102(lll) of the UCC (or any other then applicable provision of the UCC), and, in any event, shall include, to the extent not in violation of the Act or the Regulations, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to a Grantor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Grantor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) all certificates, dividends, cash, Instruments and other property received or distributed in respect of or in exchange for any Investment Property, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Regulations” means the Regulations of the Nevada Gaming Commission and State Gaming Control Board, as the same from time to time hereafter may be amended, modified or supplemented.

“Securities Account” means “securities account,” as such term is defined in Section 8501(1) of the UCC (or any other then applicable provision of the UCC).

“Secured Obligations” shall mean and include (a) the Obligations, (b) all liabilities and obligations, howsoever arising, owed by a Grantor to Administrative Agent or the Lenders or any one or more of them of every kind and description (whether evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Security Agreement and (c) the obligations of any Grantor under any Lender Rate Contracts; provided, however, that the obligations in this paragraph (c) shall rank as follows (i) on a pari passu basis with all other Secured Obligations to the extent of the associated Termination Value of such Lender Rate Contract (after giving effect to any legally enforceable netting agreement), and (ii) to the extent of any excess, on a basis which is in all respects subordinated to all other Secured Obligations.

“Security Agreement” means this Security Agreement and all exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated.

“Software” means “software,” as such term is defined in Section 9102(www) of the UCC (or any other then applicable provision of the UCC).

“Supporting Obligation” means “supporting obligation,” as such term is defined in Section 9102(yyy) of the UCC (or any other then applicable provision of the UCC).

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Nevada; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Administrative Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Nevada, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

SECTION 2. Grant of Security Interest. As security for the Secured Obligations, and in order to induce Administrative Agent and the Lenders to enter into the Credit Agreement and to make the Loans and Letters of Credit available to and for the benefit of any Grantor upon the terms and subject to the conditions thereof, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Administrative Agent on behalf of the Lenders a security interest in and to all of such Grantor’s right, title and interest in, to and under each of the following, whether now owned or hereafter acquired or in which such Grantor now holds or hereafter acquires any interest (all of which being hereinafter collectively called the “Collateral”):

(a) All Accounts;

(b) All Chattel Paper;

(c) All Commercial Tort Claims;

(d) All Contracts;

(e) All Deposit Accounts;

(f) All Documents;

(g) All Equipment;

(h) All General Intangibles (including Payment Intangibles);

(i) All Instruments;

(j) All Inventory;

(k) All Investment Property;

(l) All Letter-of-Credit Rights;

(m) All Securities Accounts;

(n) All Supporting Obligations;

(o) All property of a Grantor held by Administrative Agent or any Lender, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to Administrative Agent or any Lender for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power;

(p) All other goods and personal property of a Grantor whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by such Grantor and wherever located; and

(q) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

Notwithstanding the foregoing, the pledge of Investment Property in Subparagraph (k) above shall be limited, with respect to the stock of any foreign Subsidiary of a Grantor (whether now owned or hereafter acquired), to: (a) 65% (or, if less, the full percentage owned by such Grantor) of the issued and outstanding shares of each class of capital stock or other ownership interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Voting Stock”) of such Subsidiary and (b) 100% (or, if less, the full percentage owned by such Grantor) of the issued and outstanding shares of each class of capital stock or other ownership interests not entitled to vote (within the meaning of Treas. Reg. Section l.956-2(c)(2)) (“Non-Voting Stock”) of such Subsidiary.

SECTION 3. Rights of Administrative Agent; Collection of Accounts.

(a) Notwithstanding anything contained in this Security Agreement to the contrary, each Grantor expressly agrees that it shall not default under any of its material Contracts, it shall observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such material Contract; provided, however, that each Grantor may suspend performance of its obligations under any material Contract in the event of a material breach of such material Contract by a third party. Neither Administrative Agent nor any Lender shall not have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the granting to Administrative Agent of a security interest therein or the receipt by Administrative Agent or any Lender of any payment relating to any Contract pursuant hereto, nor shall Administrative Agent nor any Lender be required or obligated in any manner to perform or fulfill any of the obligations of such Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) Administrative Agent hereby authorizes each Grantor to collect its Accounts, provided, that Administrative Agent may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. If required by Administrative Agent at any time during the continuation of any Event of Default, any Proceeds, when first collected by such Grantor, received in payment of such Account or in payment for any of its Inventory or on account of any of its Contracts shall be promptly deposited by such Grantor in precisely the form received (with all necessary endorsements) in a special bank account maintained by Administrative Agent subject to withdrawal by Administrative Agent only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by such Grantor for and as Administrative Agent’s property, and shall not be commingled with such Grantor’s other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Upon the occurrence and during the continuation of any Event of Default, Administrative Agent may, in its sole discretion, apply all or a part of the funds on deposit in said special account to the principal of or interest on or both in respect of any of the Secured Obligations in accordance with the provisions of Section 7.1(g), below, and any part of such funds which Administrative Agent elects not to so apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by Administrative Agent to such Grantor. If an Event of Default has occurred and is continuing, at the request of Administrative Agent, each Grantor shall deliver to Administrative Agent all original and other documents evidencing, and relating to, the sale and delivery of such Inventory and such Grantor shall deliver all original and other documents evidencing and relating to, the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

(c) Administrative Agent may at any time, upon the occurrence and during the continuation of any Event of Default, after first notifying each Grantor of its intention to do so, notify Account Debtors of such Grantor, parties to the Contracts of such Grantor, obligors in respect of Instruments of such Grantor and obligors in respect of Chattel Paper of such Grantor that the Accounts and the right, title and interest of such Grantor in and under such Contracts, Instruments, and Chattel Paper have been assigned to Administrative Agent, and that payments shall be made directly to Administrative Agent. Upon the request of Administrative Agent, each Grantor shall so notify its Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuation of an Event of Default, Administrative Agent may, in its name or in the name of others, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Administrative Agent’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

SECTION 4. Representations and Warranties.

4.1 Each Grantor hereby represents and warrants to Administrative Agent that:

(a) Such Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and merchantable title or rights thereto free and clear of any and all Liens, except for the Permitted Liens.

(b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by such Grantor in favor of Administrative Agent pursuant to this Security Agreement or such as relate to other Permitted Liens.

(c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which each Grantor now has rights, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, Administrative Agent has a perfected first priority security interest in all of the Collateral in which such Grantor now has rights, subject only to the Permitted Liens. This Security Agreement will create a legal and valid and perfected first priority security interest in the Collateral in which each Grantor later acquires rights, when such Grantor acquires those rights, subject only to the Permitted Liens.

(d) Each Grantor’s exact legal name is set forth on the signature page hereto above its signature. Each Grantor was formed and is presently organized as a corporation under the laws of the State of Nevada. Each Grantor’s chief executive office, principal place of business, and the place where such Grantor maintains records concerning the Collateral are presently located at The Sands Regency, 345 North Arlington Ave., Reno, Nevada 89501.

(e) All Gaming Investment Property (as defined herein) of the Grantors, including, without limitation, certificated securities and the equity interest in California Prospectors, Ltd., is set forth on Schedule I. All action necessary to protect and perfect such security interest in each item set forth on Schedule I, including, without limitation, the delivery of all originals of such Collateral together with any necessary assignment in blank of certificated securities to Administrative Agent, has been duly taken, or shall have been taken as of the Closing Date. All Letter-of-Credit Rights and Commercial Torts Claims of each Grantor are set forth on Schedule II. The security interest of Administrative Agent in the Collateral is prior in right and interest to all other Liens, and is enforceable as such against creditors of and purchasers from each Grantor. Each Grantor shall amend Schedule II from time to time within twenty (20) Business Days after obtaining any additional Letter-of-Credit Rights or Commercial Tort Claims.

(f) The amount represented by each Grantor to Administrative Agent from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts of such Grantor shall at such time be the correct amount actually and unconditionally owing by such Account Debtors thereunder.

(g) The names and addresses of all financial institutions at which each Grantor maintains its Deposit Accounts and the account numbers and account names of such Deposit Accounts are listed on Schedule III. Each Grantor shall amend Schedule III from time to time within twenty (20) Business Days after opening any additional Deposit Account or closing or changing the account number or account name on any existing Deposit Account.

(h) The names and addresses of all institutions at which each Grantor maintains its Securities Accounts and the account numbers and account names of such Securities Accounts are listed on Schedule IV. Each Grantor shall amend Schedule IV from time to time within twenty (20) Business Days after opening any additional Securities Account or closing or changing the account number or account name on any existing Securities Account.

(i) Each Grantor is the sole holder of record and the sole beneficial owner of all certificated securities and uncertificated securities pledged to Administrative Agent by such Grantor under Section 2 of this Security Agreement, free and clear of any adverse claim, as defined in Section 8102(a)(1) of the UCC (or any other then applicable provision of the UCC), except for the lien created in favor of Administrative Agent by this Security Agreement and the other Credit Documents.

4.2 Special Representations with Respect to Pledged Investment Property

(a) Except as required by the Act and the Regulations, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement, except in connection with a disposition of the Investment Property as may be required by laws affecting the offering and sale of securities generally.

(b) Each Grantor has delivered to Administrative Agent, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all stock certificates, instruments, notes, other certificated securities, other Collateral and all certificates, instruments and other writings evidencing the same.

(c) All shares of the pledged Investment Property set forth on Schedule I and Schedule IV are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of each issuer. Set forth in Schedule I and Schedule IV hereto is a true, complete and accurate list of all shares of stock issued by each Grantor’s direct Subsidiaries and all other securities owned by Grantors.

SECTION 5. Covenants. Each Grantor covenants and agrees with Administrative Agent that from and after the date of this Security Agreement and until the Secured Obligations have been completely and finally paid in full, to the extent not in violation of the Act or the Regulations:

5.1 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of Administrative Agent, and at the sole expense of each Grantor, such Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Administrative Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (a) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to Administrative Agent in any Contract or license held by such Grantor or in which such Grantor has any rights not heretofore assigned, (b) filing any financing statements, amendments or continuation statements under the UCC with respect to the security interests granted hereby, (c) filing or cooperating with Administrative Agent in filing any forms or other documents required to be filed with the United States Patent and Trademark Office, United States Copyright Office, or any filings in any foreign jurisdiction or under any international treaty, required to secure or protect Administrative Agent’s interest in the Collateral, (d) transferring Collateral to Administrative Agent’s possession (if a security interest in such Collateral can be perfected and free from an adverse claim only by possession), (e) filing financing statements as consignor pursuant to Sections 9505(a) and 9324(b) of the UCC (or any other then applicable provision of the UCC) in such jurisdictions as such Grantor maintains Inventory on consignment, (f) if requested by Administrative Agent, placing the interest of Administrative Agent as lienholder on the certificate of title (or other evidence of ownership) of any vehicle owned by such Grantor or in or with respect to which such Grantor holds a beneficial interest, (g) obtaining waivers of Liens from landlords and mortgagees as required pursuant to the Credit Agreement, (h) obtaining written acknowledgements from consignees, warehouse and other bailees of the prior lien of Administrative Agent in and to the Collateral and that such third party is holding possession of the Collateral for the benefit of Administrative Agent, and (i) using its commercially reasonable efforts to assist Administrative Agent in obtaining control under the UCC with respect to any Collateral consisting of Deposit Accounts (to the extent requested by Administrative Agent), Securities Accounts (to the extent requested by Administrative Agent), Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. Each Grantor also hereby authorizes Administrative Agent, to the extent permitted by applicable law, to file any such financing statement, amendment or continuation statement (including consignment filings) without the signatures of such Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of such Grantor’s business, shall be duly endorsed in a manner satisfactory to Administrative Agent and delivered to Administrative Agent promptly upon such Grantor’s receipt thereof. Each Grantor agrees to promptly deliver all certificated securities to Administrative Agent in suitable form for transfer, together with all duly executed instruments of transfer or assignments in blank.

5.2 Continuous Pledge of Investment Property. Each Grantor will, at all times, keep pledged to Administrative Agent pursuant hereto all Investment Property constituting Collateral, all dividends and distributions with respect thereto, and all other Collateral and other Securities, Instruments, Proceeds and rights from time to time received by or distributable to such Grantor in respect of any Collateral.

5.3 Maintenance of Records. Each Grantor shall keep and maintain at such Grantor’s own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. If requested by Administrative Agent, all Chattel Paper shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Wells Fargo Bank, National Association, as Administrative Agent, created by that certain Security Agreement, dated as of [                    ], 2004, as the same may thereafter from time to time be amended, modified, supplemented or restated.”

5.4 Limitation on Liens on Collateral. No Grantor shall create, permit or suffer to exist, and each Grantor shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except the Permitted Liens. Each Grantor shall further defend the right, title and interest of Administrative Agent in and to any of such Grantor’s rights under the Chattel Paper, Contracts, Documents, General Intangibles, Instruments and Investment Property and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

5.5 Limitations on Modifications of Accounts, Etc. Upon the occurrence and during the continuation of any Event of Default, no Grantor shall, without Administrative Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instruments or amounts due under any Contract or Document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and rebates granted in the ordinary course of such Grantor’s business.

5.6 Further Identification of Collateral. Each Grantor shall, if so requested by Administrative Agent, furnish to Administrative Agent, as often as Administrative Agent shall reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Administrative Agent may reasonably request, all in reasonable detail.

5.7 Notices. Each Grantor shall advise Administrative Agent promptly, in reasonable detail, of (a) any material Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral, (b) any material change in the composition of the Collateral and (c) the occurrence of any other event which might have or result in a Material Adverse Effect with respect to the Collateral or on the security interest created hereunder.

5.8 Continuous Perfection. No Grantor shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9506 of the UCC (or any other then applicable provision of the UCC) unless such Grantor shall have given Administrative Agent at least thirty (30) days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Administrative Agent to amend such financing statement or continuation statement so that it is not seriously misleading. No Grantor shall change such chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of such Grantor’s business, the Collateral or the records concerning the Collateral from those premises except as permitted by the Credit Agreement.

5.9 Authorizations with Respect to Financing Statements, etc. Each Grantor hereby irrevocably authorizes Administrative Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as “all assets” of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating any Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to furnish any such information to Administrative Agent promptly upon request. Each Grantor also ratifies its authorization for Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

5.10 No Reincorporation. No Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof except as permitted in the Credit Agreement.

5.11 Terminations and Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement relating to any security interest granted hereunder without the prior written consent of Administrative Agent and agrees that it will not do so without the prior written consent of Administrative Agent, subject to such Grantor’s rights under Section 9509(3)(b) of the UCC.

SECTION 6. Administrative Agent’s Appointment as Attorney-in-Fact.

(a) Subject to any approval or licensing required by the Act and the Regulations, from and after the occurrence of an Event of Default, each Grantor hereby irrevocably constitutes and appoints Administrative Agent, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time at Administrative Agent’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:

(i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of such Grantor, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, note, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Administrative Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable;

(ii) to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of Administrative Agent and the Lenders and not such Grantor; and

(iii) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Administrative Agent or as Administrative Agent shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Administrative Agent may deem appropriate, (7) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and to do, at Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which Administrative Agent may reasonably deem necessary to protect, preserve or realize upon the Collateral and Administrative Agent’s security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

(b) Each Grantor hereby authorizes and ratifies, to the extent permitted by law, all that Administrative Agent as said attorney in fact shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid and performed in full.

(c) The powers conferred on Administrative Agent and the Lenders hereunder are solely to protect Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon Administrative Agent or the Lenders to exercise any such powers. Administrative Agent shall have no duty as to any Collateral, including any responsibility for (a) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral or (b) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not Administrative Agent has or is deemed to have knowledge of such matters. Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to Grantors for any act or failure to act, except for its own gross negligence or willful misconduct.

(d) Each Grantor also authorizes Administrative Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, to (i) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) execute, in connection with the sale of Collateral provided for in Section 7, below, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e) If any Grantor fails to perform or comply with any of its agreements contained herein and Administrative Agent, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including reasonable attorneys’ fees and costs, of Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the per annum rate of interest charged on the Base Rate Loans, shall be payable by such Grantor to Administrative Agent within five (5) Business Days of demand and shall constitute Secured Obligations secured hereby.

SECTION 7. Rights and Remedies Upon Default.

7.1 Generally. If any Event of Default shall occur and be continuing and to the extent not in violation of any applicable provisions of the Act and the Regulations (including, without limitation, obtaining any required affirmative approvals of the Nevada Gaming Commission or the State Gaming Control Board):

(a) Administrative Agent may exercise, in addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Credit Documents and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Administrative Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, ship, advertise for sale or lease and sell or lease (in the manner provided for herein) the Collateral, and in connection with liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any trademark, trade name, trade style, copyright, or process used or owned by such Grantor; and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Administrative Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Grantor authorizes Administrative Agent, on the terms set forth in this Section 7, to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which, in the opinion of Administrative Agent, appears to be prior or superior to its security interest. Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption such Grantor hereby releases. Administrative Agent may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title, which procedures shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor further agrees, at Administrative Agent’s request, to assemble the Collateral and make it available to Administrative Agent at places which Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 7.1(g), below, and only after so paying over such net proceeds and after the payment by Administrative Agent of any other amount required by any provision of law, including Section 9608(1)(a)(3) of the UCC (or any other then applicable provision of the UCC), need Administrative Agent account for the surplus, if any, to such Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Administrative Agent arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of Administrative Agent. Each Grantor agrees that Administrative Agent need not give more than ten (10) days’ prior written notice (which notification shall be deemed given in accordance with the Credit Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters;

(b) As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when Administrative Agent shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the “Act”), Administrative Agent may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as Administrative Agent may deem necessary or advisable, but subject to the other requirements of this Section 7.1(b), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event Administrative Agent may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 7.1(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then Administrative Agent shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as Administrative Agent may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws;

(c) Each Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Administrative Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction;

(d) Each Grantor also agrees to pay all fees, costs and expenses of Administrative Agent, including, without limitation, attorneys’ fees and costs, incurred in connection with the enforcement of any of its rights and remedies hereunder;

(e) Each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral;

(f) Each Grantor agrees that a breach of any covenants contained in this Section 7 will cause irreparable injury to Administrative Agent and the Lenders, that in such event Administrative Agent and the Lenders would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that in such event each and every covenant contained in this Section 7 shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable; and

(g) The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Administrative Agent to the Secured Obligations in any manner whatsoever as Administrative Agent shall choose in its sole and absolute discretion.

7.2 Voting Rights; Dividends. Each Grantor agrees that from and after the occurrence of an Event of Default, such Grantor’s receipt of written notice from Administrative Agent that all voting and Distribution rights of such Grantor with respect to the Collateral are terminated and to the extent not in violation of any applicable provisions the Act and the Regulations (including, without limitation, obtaining any required affirmative approvals of the Nevada Gaming Commission or the State Gaming Control Board):

(a) Each Grantor shall deliver to the Administrative Agent all dividends, distributions, Securities, Instruments, Proceeds and all other cash payments or other rights received by or distributable to such Grantor in respect of any Collateral;

(b) Administrative Agent may (but shall not be obligated to) exclusively exercise the voting power and all other incidental rights of ownership with respect to any pledged Investment Property and each Grantor hereby grants Administrative Agent an irrevocable proxy, exercisable under such circumstances to vote such pledged Collateral; and

(c) Each Grantor shall promptly deliver to Administrative Agent such additional proxies and other documents as may be necessary to allow Administrative Agent to exercise such voting power; and

(d) All dividends, distributions, Securities, Instruments, Proceeds and all other cash payments or other rights which may be at any time or from time to time held by a Grantor in respect of any Collateral which such Grantor is obligated to deliver to Administrative Agent shall, until such delivery to Administrative Agent, be held by such Grantor separate from its other property in trust for Administrative Agent.

Notwithstanding the foregoing, prior to the occurrence of an Event of Default and a Grantor’s receipt of the above referenced notice, a Grantor may exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral or any part thereof; provided, however, that no Grantor shall exercise or refrain from exercising any such rights where the consequence of such action or inaction would be (i) to impair any Collateral, the Lien granted to Administrative Agent on behalf of the Lenders therein, the first priority of such Lien or Administrative Agent’s and the Lenders’ rights and remedies hereunder with respect to any Collateral or (ii) otherwise inconsistent with the terms of this Security Agreement and the other Credit Documents.

SECTION 8. Limitation on Administrative Agent’s Duty in Respect of Collateral. Administrative Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9207 of the UCC (or any other then applicable provision of the UCC).

SECTION 9. Reinstatement. To the extent permitted by law, this Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against a Grantor for liquidation or reorganization, should a Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of a Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 10. Miscellaneous.

10.1 Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon a Grantor or Administrative Agent under this Security Agreement shall be given as provided in Section 8.01 of the Credit Agreement.

10.2 Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

10.3 Headings. The section headings and captions appearing in this Security Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Security Agreement.

10.4 No Waiver; Cumulative Remedies.

(a) Administrative Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder or under the Credit Agreement or the other Credit Documents, nor shall any single or partial exercise of any right or remedy hereunder or thereunder on any one or more occasions preclude the further exercise thereof or the exercise of any other right or remedy under any of the Credit Documents.

(b) The rights and remedies hereunder provided or provided under the Credit Agreement or the other Credit Documents are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or by any of the other Credit Documents.

(c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by each Grantor and Administrative Agent (with the written approval of the Required Lenders or such other Person, if such approval is required under the Credit Agreement).

10.5 Time is of the Essence. Time is of the essence for the performance of each of the terms and provisions of this Security Agreement.

10.6 Termination of this Security Agreement. Subject to Section 9, above, this Security Agreement shall terminate upon the full, complete and final payment of the Secured Obligations and the termination of the commitments under the Credit Agreement.

10.7 Successors and Assigns. This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and permitted assigns of Grantors, and shall, together with the rights and remedies of Administrative Agent on behalf of the Lenders hereunder, inure to the benefit of Administrative Agent, the Lenders, any future holder of the Notes and their respective successors and assigns. Grantors may not assign or transfer its rights or obligations under this Security Agreement without the prior written consent of Administrative Agent and each Lender. Any purported assignment or transfer in contravention of the foregoing shall be null and void. No sales of participations, other than sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest created herein and granted to Administrative Agent on behalf of the Lenders hereunder.

10.8 Further Indemnification. Each Grantor agrees to pay, and to save Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

10.9 Governing Law. This Security Agreement shall be governed by, construed and enforced in accordance with, the internal law of the State of Nevada, including, but not limited to, the Nevada Gaming Control Act, Chapter 463 of the Nevada Revised Statutes and the regulations of the Nevada Gaming Commission and the State Gaming Control Board, in their current form and as they may hereafter be amended from time to time, except to the extent that mandatory provisions of applicable law regarding perfection, the effect of perfection or nonperfection and the priority of security interests require the application of the law of another jurisdiction. Each Grantor hereby consents to the application of Nevada civil law to the construction, interpretation and enforcement of this Security Agreement, and to the application of Nevada civil law to the procedural aspects of any suit, action or proceeding relating thereto, including, but not limited to, legal process, execution of judgments and other legal remedies.

10.10 Application of Gaming Laws. This Agreement is subject to applicable Gaming Laws. Without limiting the foregoing, each of the Administrative Agent and the Lenders acknowledges that (i) it is subject to being called forward by the Gaming Authorities, in their discretion, for a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement, including with respect to the Collateral (including any pledged Investment Property) and the ownership and operation of Gaming Facilities, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and only to the extent that any required approvals (including prior approvals) are obtained from the requisite Governmental Authorities.

10.11 Counterparts. This Security Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by telecopier of an executed counterpart of this Security Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

10.12 Gaming Approval.

(a) The pledge of Investment Property of any Loan Party that operates a Gaming Facility which evidences an equity interest in another Loan Party (such Investment Property, “Gaming Investment Property”) contained herein shall not be effective until it is approved by the Nevada Gaming Commission;

(b) Notwithstanding approval by the Nevada Gaming Commission pursuant to subparagraph (a) above, other approvals may be required before certain transactions relating to this Agreement may occur, including, but not limited to, the following:

(i) Any re-registration or action similar to re-registration of any pledged Gaming Investment Property must be approved in advance by the State Gaming Control Board in accordance with NRS 463.5 10 and Section 8A.040 of the Regulations;

(ii) Any foreclosure, sale, transfer, or other disposition of any pledged Investment Property must be approved in advance by the Nevada Gaming Commission in accordance with NRS 463.5 10 and NGC Sections 8A.020 and 8A.030 of the Regulations, and shall not be effective unless so approved;

(iii) Pursuant to Regulation 8A.040, the payment or receipt of any money or other thing of value constituting any part of the consideration for the transfer or acquisition of any pledged Investment Property must be approved in advance by the Nevada Gaming Commission and the State Gaming Control Board, except that such consideration may be placed in escrow pending the necessary approvals; and

(iv) The certificates representing any pledged Investment Property shall at all times remain physically within the State of Nevada at a location designated to the State Gaming Control Board and must be made available for inspection by employees or agents of the State Gaming Control Board immediately upon request during normal business hours.

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IN WITNESS WHEREOF, each Grantor and Administrative Agent have caused this Security Agreement to be executed as of the day and year first above written.

GRANTORS:

THE SANDS REGENT, a Nevada corporation

By:

Name:

Title:

LAST CHANCE, INC., a Nevada corporation

By:

Name:

Title:

ZANTE, INC., a Nevada corporation

By:

Name:

Title:

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

Address for Notices:

SCHEDULE I

GAMING INVESTMENT PROPERTY

SCHEDULE I

SCHEDULE II

LETTER-OF-CREDIT RIGHTS AND COMMERCIAL TORT CLAIMS

SCHEDULE II

SCHEDULE III

DEPOSIT ACCOUNTS

SCHEDULE III

SCHEDULE IV

SECURITIES ACCOUNTS

SCHEDULE IV